BRIDGE LOAN AGREEMENT

By this BRIDGE LOAN AGREEMENT dated as of [_________] (this “Agreement”), the undersigned (the “Lenders”) and Smarte Solutions, Inc., a Delaware corporation (the “Borrower”), hereby agree as follows:

1.

Offer and Tender.  The Lenders hereby agree to loan to the Borrower, the amount set forth on Schedule I attached hereto through a Bridge Loan (the “Bridge”) as evidenced by the issuance of a Subordinated Promissory Note dated as of even date herewith (the “Note”), in a financing by the Borrower (the “Bridge Financing”).  The obligations evidenced by the Bridge shall be secured pursuant to the form of a Security Agreement in substantially the form attached hereto as Exhibit A (the “Security Agreement”).

2.

Representations, Warranties and Covenants.  Each Lender hereby represents, warrants and covenants to the Borrower that:

(a)

Authorization.  Such Lender has full power and authority to enter into this Agreement, and such Agreement constitutes such Lender’s valid and legally binding obligation, enforceable in accordance with its terms.

(b)

Loan Entirely for Own Account.  This Agreement is made with such Lender in reliance upon such Lender’s representation to the Borrower, which by its execution of this Agreement, it hereby confirms, that the Bridge Loan will be made for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that it has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, such Lender further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Bridge Loan.

(c)

Disclosure of Information.  Such Lender believes it has received all the information it considers necessary or appropriate for deciding whether to participate in the Bridge Loan.  Such Lender further represents that it has had an opportunity to ask questions and receive answers from the Borrower regarding the terms and conditions of the Bridge Financing, properties and financial condition of the Borrower.

(d)

Investment Experience.  Such Lender is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of participating in the Bridge Financing.  Such Lender also represents that it has not been organized for the purpose of participating in the Bridge Financing.

(e)

Accredited Investor.  Such Lender is an “accredited investor” within the meaning of Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect, and as indicated by Lender’s certification on Exhibit “B” attached hereto and incorporated by reference herein for all purposes.

(f)

Restricted Securities.  Such Lender understands that the Bridge, theNote and the shares of common stock underlying the Warrants it is receiving by way of the terms of the Bridge Financing (as defined in EXHIBIT C, the “Stock Purchase Warrant”) and (collectively the “Securities”) are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Borrower in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration only in certain limited circumstances.  In this connection, such Lender represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act of 1933, as amended (the “Securities Act”).  The securities underlying the warrants shall contain “piggy back” registration rights allowing them to become freely tradable shares without restriction.

(g)

Further Limitations on Disposition.  Without in any way limiting the representations set forth above, such Lender further agrees not to make any disposition of all or any portion of the Securities unless and until:

(i)

There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii)

(A) Such Lender shall have notified and received the consent of the Borrower of the proposed disposition and shall have furnished the Borrower with a detailed statement of the circumstances surrounding the proposed disposition, and (B) if reasonably requested by the Borrower, such Lender shall have furnished the Borrower with an opinion of counsel, reasonably satisfactory to the Borrower that such disposition will not require registration of such Securities under the Securities Act.  It is agreed that the Borrower will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

(iii)

Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Lender, if it is a partnership, to another partnership that is affiliated with the transferring partnership or to a partner of such transferring partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

(h)

Legends.  It is understood that the certificates evidencing the Securities may bear the following legends in addition to any other legends called for by Texas law, this Agreement, the Warrants or any other agreements relating to the Securities to which Lender becomes a party:

(i)

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF THE SECURITIES ACT OF 1933.”

(ii)

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS AND OTHER AGREEMENTS CONTAINED IN AN AGREEMENT WITH THE BORROWER.  A COPY OF THE AGREEMENT AND ALL APPLICABLE AMENDMENTS THERETO WILL BE FURNISHED BY THE BORROWER TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE BORROWER AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.”

(i)

The Lender acknowledges that the Bridge, the Bridge Financing, the Note and related documents (the “Bridge Offering”) have been prepared by an attorney who has been retained to do so by the Borrower and that all information contained within the Bridge Offering and all related documents is based upon information supplied to said attorney by the Borrower and that the attorney has not independently investigated or audited his client, the Borrower.  The Bridge Offering is made pursuant to Section 33 N, of the Texas Securities Act.  Under said Act, the Borrower is considered as a Small Business Issuer.  The Lender further acknowledges, in executing this Bridge Loan Agreement and any related documents, that said attorney’s services and limitations on any liability, as governed by Section 33 N of the Texas Securities Act, in the absence of intentional wrongdoing in providing the services, are limited to an amount equal to three times the fee paid by the Borrower or other seller to the attorney for the services related to the offer of securities.

3.

Representations and Warranties of the Borrower.  In connection with the transactions provided for herein, the Borrower hereby represents and warrants to the Lenders that:

(a)

Organization, Good Standing, and Qualification. The Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.  The Borrower is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

(b)

Authorization.  All corporate action on the part of the Borrower, and its officers, directors, and stockholders necessary for the authorization, execution, and delivery of this Agreement and the Securities and the performance of all obligations of the Borrower hereunder and thereunder, including, but not limited to, the authorization and reservation for issuance of the Securities, has been taken.

(c)

Valid Issuance.  The Warrants, when issued, and delivered in accordance with the terms of this Agreement for the consideration expressed therein, will be duly and validly issued, and nonassessable and, based in part upon the representation of the Lenders in Section 2 of this Agreement, will be issued in compliance with all applicable federal and state securities laws.

(d)

Enforceability.  This Agreement, the Security Agreement, and the Warrants constitute valid and legally binding obligations of the Borrower, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(e)

Noncontravention.  The execution, delivery and performance by the Borrower of this Agreement, the Security Agreement, and the Warrants will not cause a default under, or otherwise breach, its Certificate of Incorporation or Bylaws, each as amended, or any other insurance, document or agreement to which the Borrower is a party or by which it is bound, or any law, rule or regulation applicable to the Borrower or its assets which such default or breach would have a material adverse effect on the Borrower.

4.

Successors and Assigns; Governing Law.  Each Lender understands that this Agreement shall be binding upon the executors, administrators, heirs, legal representatives, legatees, successors and assigns of such Lender and shall inure to the benefit of the Borrower, its successors and assigns.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

5.

Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the address for such party set forth below:

If to Lender:

Address specified for each Lender on Schedule I hereto

If to Borrower:

Smarte Solutions, Inc.

Address:
Attn: Bala Vishwanath
Fax:

With a copy to:

[Worsham, Lancaster, Helling & Rose, LLP]
Address:  5001 Plaza On The Lake

Austin, TX 78746
Attn:

Chris J. HellingFax:

(512) 874-7138

6.

No Waiver.  The failure of the Borrower in any instance to exercise any rights provided hereby shall not constitute a waiver of any other rights that may subsequently arise under the provisions of this Agreement or any other agreement between the Borrower and the Lenders.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

7.

Expenses; Finders’ Fees.  Each Lender and the Borrower will bear its respective expenses incurred in connection with the sale of the Securities and the other transactions and agreements in connection therewith.  Except for any commissions or fees which may be paid by Borrower to Gray Capital Partners, LLC, each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with these transactions and agrees to indemnify and to hold harmless the other party from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which such party or any of its officers, partners, employees or representatives is or becomes responsible.

8.

Counterparts.  This Agreement may be executed in counterparts, all of which shall be considered one and the same instrument.

9.

Usury; Qualified Commercial Loan.

(a)

Usury.  All agreements between the Borrower and each Lender hereunder are expressly limited so that in no event shall the amount paid, or agreed to be paid, to any Lender for the use, forbearance or detention of the money to be loaned hereunder exceed the maximum amount permissible under applicable law.  If from any circumstances fulfillment of any provision of this Agreement, the Security Agreement, the Warrants, or of any other document evidencing, securing or pertaining thereto, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances a Lender shall ever receive anything of value as interest or deemed interest by applicable law pursuant to this Agreement, or any other document evidencing, securing, or pertaining to the indebtedness incurred hereby or pursuant to a Note, an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing hereunder or under the applicable Note, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of the applicable Note, such excess shall be refunded to the Borrower.  In determining whether or not the interest paid or payable with respect to any indebtedness of the Borrower exceeds the highest lawful rate, the Borrower and the Lender shall, to the maximum extent permitted by applicable law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such indebtedness so that the actual rate of interest on account of such indebtedness is uniform throughout the term thereof and/or (iii) allocate interest between portions of such indebtedness, to the end that no such portion shall bear interest at a rate greater than that permitted by law.  The terms and provisions of this Section 9 shall control and supersede every other conflicting provision of all agreements between the Borrower and the Lenders.

(b)

Qualified Commercial Loan.  The transaction referenced herein will be evidenced by a the Note and Warrants which may be issued from time to time after the date hereof.  The parties hereto agree and acknowledge that each issuance of Debt and Warrants shall be considered part of the same overall transaction.  The Borrower hereby certifies that it has been advised by the Lenders to seek the advice of an attorney and an accountant in connection with the transactions referenced herein.  Furthermore, the Borrower has had an opportunity to seek the advice of an attorney and an accountant of the Borrower’s choice in connection with the transactions referenced herein.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto execute this Bridge Loan Agreement as of the date first set forth above.

BORROWER:

SMARTE SOLUTIONS, INC.

By:  /s/ BALA VISHWANATH

Bala Vishwanath, CEO

LENDER:

[LENDER NAME]

By:

Print Name:

Title: _______________________________

SCHEDULE I  SCHEDULE OF LENDERS

Name	Date	Amount	Warrants	Warrant Exp	Warrant Value
Scott McAllister	6/28/04	$75,000.00	10500	6/28/05	$5,250.00
Jerry D. Simmons	6/28/04	$50,000.00	7000	6/28/05	$3,500.00
Randy Weiss	6/29/04	$150,000.00	21000	6/29/05	$10,500.00
Shelly & Shane Phillips	6/30/04	$25,000.00	3500	6/30/05	$1,750.00
Alice & Don Frenk	6/30/04	$27,000.00	3780	6/30/05	$1,890.00
John B. Hall	6/30/04	$25,000.00	3500	6/30/05	$1,750.00
Michael J. Blackwell	7/6/04	$50,000.00	7000	7/6/05	$3,500.00
Gregory Brown	7/7/04	$30,000.00	4200	7/7/05	$2,100.00
Agincourt, LLC	7/7/04	$100,000.00	14000	7/7/05	$7,000.00
Renata I. Krajnik	7/7/04	$10,000.00	1400	7/7/05	$700.00
Tracy Sharp	7/7/04	$40,000.00	5600	7/7/05	$2,800.00
Charles M. Gray	7/8/04	$50,000.00	7000	7/8/05	$3,500.00
Peter John Bagnall	7/8/04	$25,000.00	3500	7/8/05	$1,750.00
Azar Computer	7/9/04	$25,000.00	3500	7/9/05	$1,750.00
Thomas G. Reagan	7/9/04	$50,000.00	7000	7/9/05	$3,500.00
Judith Eifert Beck	7/9/04	$25,000.00	3500	7/9/05	$1,750.00
Richard Gift	7/9/04	$25,000.00	3500	7/9/05	$1,750.00
Greg Sparks	7/9/04	$75,000.00	10500	7/9/05	$5,250.00
Paul Foreman	7/14/04	$100,000.00	14000	7/14/05	$7,000.00
Ron Bowling	7/16/04	$50,000.00	7000	7/16/05	$3,500.00
Sherry Ellenbogen	7/19/04	$50,000.00	7000	7/19/05	$3,500.00
Mary Ann Thompson Frenk F Trust	7/21/04	$500,000.00	70000	7/21/05	$35,000.00
Carl Kleimann	7/22/04	$10,000.00	1400	7/22/05	$700.00
Odyssey Marketing Group	7/22/04	$50,000.00	7000	7/22/05	$3,500.00
Dorchie Ferrell	7/22/04	$50,000.00	7000	7/22/05	$3,500.00
Wayne Parkman	7/27/04	$75,000.00	10500	7/27/05	$5,250.00
Sue Hardy	7/27/04	$25,000.00	3500	7/27/05	$1,750.00
Sequel Properties	7/28/04	$100,000.00	14000	7/28/05	$7,000.00
Gregory Wolski	7/29/04	$10,000.00	1400	7/29/05	$700.00
Ali Gallagher	8/3/04	$100,000.00	14000	8/3/05	$7,000.00
Celia Martin	8/3/04	$20,000.00	2800	8/3/05	$1,400.00
Richard L. Hunter, Jr	8/3/04	$50,000.00	7000	8/3/05	$3,500.00
Michael & Kimberly Kline	8/5/04	$25,000.00	3500	8/5/05	$1,750.00
Michael Mcauliffe	8/5/04	$38,822.29	5436	8/5/05	$2,718.00
Chanan Seneewongs	8/6/04	$25,000.00	3500	8/6/05	$1,750.00
Vicki Frenk	8/9/04	$10,000.00	1400	8/9/05	$700.00
William & Elizabeth Race	8/11/04	$25,000.00	3500	8/11/05	$1,750.00
Kevin McAuliffe	8/13/04	$24,684.80	3456	8/13/05	$1,728.00
Timothy Glass	8/13/04	$15,000.00	2100	8/13/05	$1,050.00
M. Marcus Malinak	8/17/04	$19,343.05	2709	8/17/05	$1,354.50
Eric Sutherland	8/19/04	$25,000.00	3500	8/19/05	$1,750.00
Michael Craddock	8/20/04	$50,000.00	7000	8/20/05	$3,500.00
Bob Allison	8/23/04	$100,000.00	14000	8/23/05	$7,000.00
Manuel Coats	8/24/04	$25,000.00	3500	8/24/05	$1,750.00
TOTAL		$2,429,850.14	340181		$170,090.50

EXHIBIT A

FORM OF
SECURITY AGREEMENT

EXHIBIT B

ACCREDITED INVESTOR STATUS CERTIFICATION

(c) Accredited Investor Status Initial all appropriate spaces on the following pages indicating the basis upon which the Lender qualifies as an accredited investor under Regulation D.
For Individual Investors Only
(Initial)

The Lender hereby certifies that he/she is an accredited investor because he/she has an individual net worth, or with his/her spouse has a joint net worth, in excess of $1,000,000.  For purposes of this questionnaire, “net worth” means the excess of total assets at fair market value, including home, home furnishings and automobiles, over total liabilities.

(Initial)

(i)

The Lender hereby certifies that he/she is an accredited investor because he/she has individual income (exclusive of any income attributable to his/her spouse) of more than $200,000 in each of the past two years, or joint income with his/her spouse in excess of $300,000 in each of those years, and such Subscriber reasonably expects to reach the same income level in the current year.

For Corporations, Foundations, Endowments, Partnerships, Limited Liability Companies or Limited Liability Partnerships
(Initial)	(ii) The Lender hereby certifies that it is an accredited investor because it has total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring the securities offered.
(Initial)

(iii)

The Lender hereby certifies that it is an accredited investor because all of its equity owners are accredited investors.  The Company, in its sole discretion, may request information regarding the basis on which such equity owners are accredited.

For Not-for-Profit Entities (Including Endowments, Private Foundations and Charities)
(Initial)

(iv)

The Lender hereby certifies that it is an accredited investor because it is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, was not formed for the specific purpose of acquiring the securities offered, and has total assets in excess of $5,000,000.

For Trusts
(Initial)

(v)

The Lender hereby certifies that it is an accredited investor because it has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring the securities offered, and its purchase is directed by a sophisticated person.  As used in the foregoing sentence, a “sophisticated person” is one who has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment.

(Initial)

(vi)

The Lender hereby certifies that it is an accredited investor because it is (i) a bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, (ii) acting in a fiduciary capacity and (iii) subscribing for the purchase of the securities being offered on behalf of a trust account or accounts.

(Initial)

(vii)

The Lender hereby certifies that it is an accredited investor because it is a revocable trust which may be amended or revoked at any time by the grantors thereof, the tax benefits of investments made by the trust pass through to the grantors and all of the grantors are accredited investors.  The Company, in its sole discretion, may request information regarding the basis on which such equity owners are accredited.

For Banks, Savings and Loans and Similar Institutions
(Initial)	(viii) The Lender hereby certifies that it is an accredited investor because it is a bank as defined in Section 3(a)(2) of the Securities Act acting in its individual capacity.
(Initial)

(ix)

The Lender hereby certifies that it is an accredited investor because it is an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act.

(Initial)

(x)

The Lender hereby certifies that it is an accredited investor because it is a Small Business Investment Partnership licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

For Insurance Companies
(Initial)	(xi) The Lender hereby certifies that it is an accredited investor because it is an insurance company as defined in Section 2(13) of the Securities Act.

EXHIBIT C

FORM OF
STOCK PURCHASE WARRANT